EXHIBIT 23.11


                   CONSENT OF SIDLEY AUSTIN BROWN & WOOD LLP



           Sidley Austin Brown & Wood LLP hereby consents to all references made to it in the Registration Statement on Form S-1 of ML JWH Strategic Allocation Fund L.P., as filed with the Securities and Exchange Commission on May 21, 2004.


Date:  May 21, 2004

                                    Very truly yours,



                                    /s/ Sidley Austin Brown & Wood LLP




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